Exhibit 21.1

SUBSIDIARIES

Domestic Subsidiaries

1.	Agora-X, LLC (organized in Delaware)
2.	Boston Options Exchange Regulation, LLC (organized in Delaware)
3.	Boston Stock Exchange Clearing Corporation (incorporated in Massachusetts)
4.	Directors Desk, LLC (organized in Delaware)
5.	EA LLC (organized in Delaware)
6.	Exchange Access LLC (organized in Delaware)
7.	Execution Access, LLC (organized in Delaware)
8.	FTEN FinTech LLC (organized in Delaware)
9.	FTEN, Inc. (incorporated in Delaware)
10.	GlobeNewswire, Inc. (incorporated in California)
11.	Independent Research Network, LLC (organized in Delaware)
12.	Inet Futures Exchange, LLC (organized in Delaware)
13.	INET Technology Services, LLC (organized in Delaware)
14.	International Derivatives Clearing Group, LLC (organized in Delaware)
15.	International Derivatives Clearinghouse, LLC (organized in Delaware)
16.	International Derivatives EBOT, LLC (organized in Delaware)
17.	International Derivatives Exchange, LLC (organized in Delaware)
18.	Nasdaq Execution Services, LLC (organized in Delaware)
19.	NASDAQ Global, Inc. (incorporated in Delaware)
20.	Nasdaq International Marketing Initiatives, Inc. (incorporated in Delaware)
21.	NASDAQ OMX BX, Inc. (incorporated in Delaware)
22.	NASDAQ OMX BX Equities LLC (organized in Delaware)
23.	NASDAQ OMX Commodities Clearing Company (organized in Delaware)
24.	NASDAQ OMX Commodities Clearing–Finance LLC (organized in Delaware)
25.	NASDAQ OMX Futures Exchange, Inc. (incorporated in Pennsylvania)
26.	NASDAQ OMX Group Corporate Services, Inc. (incorporated in Delaware)
27.	NASDAQ OMX Information, LLC (organized in Delaware)
28.	NASDAQ OMX PHLX LLC (organized in Delaware)
29.	NASDAQ OMX (San Francisco) Insurance LLC (organized in Delaware)
30.	NASDAQ Options Services, LLC (organized in Delaware)
31.	Nasdaq Technology Services, LLC (organized in Delaware)
32.	Norway Acquisition LLC (organized in Delaware)
33.	OM Technology (US) Inc. (incorporated in Delaware)
34.	OMX (US) Inc. (incorporated in Delaware)
35.	SMARTS Group, Inc. (organized in Delaware)
36.	The NASDAQ Options Market LLC (organized in Delaware)
37.	The NASDAQ OMX Group Educational Foundation, Inc. (incorporated in Delaware) (non-profit)
38.	The NASDAQ Stock Market LLC (organized in Delaware)
39.	The Stock Clearing Corporation of Philadelphia (incorporated in Pennsylvania)
40.	The Trade Reporting Facility, LLC (organized in Delaware)
41.	Urban Labs LLC (organized in Delaware)

Foreign Subsidiaries*

1.	AB NASDAQ OMX Vilnius (organized in Lithuania)
2.	AS eCSD Expert (organized in Estonia)
3.	AS Eesti Väärtpaberikeskus (organized in Estonia)

4.	AS Latvijas Centralais depozitarijs (organized in Latvia)
5.	AS OMX Registrikeskus (organized in Estonia)
6.	Carpenter Moore Insurance Services Ltd. (organized in the United Kingdom)
7.	“Central Depository of Armenia” Open Joint Stock Company (organized in Armenia)
8.	Clearing Control CC AB (organized in Sweden)
9.	Eignarhaldsfelagid Verdbrefathing hf. (organized in Iceland)
10.	Findata AB (organized in Sweden)
11.	FTEN Europe Ltd. (organized in the United Kingdom)
12.	Mamato Motion AB (organized in Sweden)
13.	Nasdaq Canada Inc. (organized in Canada)
14.	Nasdaq International Limited (organized in the United Kingdom)
15.	“NASDAQ OMX Armenia” Open Joint Stock Company (organized in Armenia)
16.	NASDAQ OMX Australia Holding Pty Ltd (organized in Australia)
17.	NASDAQ OMX Broker Services AB (organized in Sweden)
18.	NASDAQ OMX Copenhagen A/S (organized in Denmark)
19.	NASDAQ OMX Europe Limited (organized in the United Kingdom)
20.	NASDAQ OMX Helsinki Ltd (organized in Finland)
21.	NASDAQ OMX Holding AB (organized in Sweden)
22.	NASDAQ OMX Holding Danmark A/S (organized in Denmark)
23.	NASDAQ OMX Holding Luxembourg Sàrl (organized in Luxembourg)
24.	NASDAQ OMX Iceland hf. (organized in Iceland)
25.	NASDAQ OMX Nordic Ltd (organized in Finland)
26.	NASDAQ OMX Oslo ASA (organized in Norway)
27.	NASDAQ OMX Riga, AS (organized in Latvia)
28.	NASDAQ OMX Stockholm AB (organized in Sweden)
29.	NASDAQ OMX Tallinn AS (organized in Estonia)
30.	NASDAQ OMX Technology Support AB (organized in Sweden)
31.	Nightingale Acquisition Limited (organized in the United Kingdom)
32.	Nord Pool AB (organized in Sweden)
33.	Nord Pool Clearing AB (organized in Sweden)
34.	OM London Exchange Ltd. (organized in the United Kingdom)
35.	OMX Technology Canada Inc. (organized in Canada)
36.	OMX AB (organized in Sweden)
37.	OMX Capital Insurance AG (organized in Switzerland)
38.	OMX Derivatives A/S (organized in Denmark)
39.	OMX Ltd. (organized in China)
40.	OMX Netherlands BV (organized in the Netherlands)
41.	OMX Netherlands Holding BV (organized in the Netherlands)
42.	OMX Pte Ltd. (organized in Singapore)
43.	OMX Technology AB (organized in Sweden)
44.	OMX Technology Australia Pty Limited (organized in Australia)
45.	OMX Technology Energy Systems AS (organized in Norway)
46.	OMX Technology (Ireland) Ltd. (organized in Ireland)
47.	OMX Technology Italy Srl (organized in Italy)
48.	OMX Technology Japan Limited (organized in Japan)
49.	OMX Technology Ltd. (organized in the United Kingdom)
50.	OMX Technology (UK) Ltd. (organized in the United Kingdom)
51.	OMX Treasury AB (organized in Sweden)
52.	OMX Treasury Euro AB (organized in Sweden)
53.	OMX Treasury Euro Holding AB (organized in Sweden)
54.	Shareholder.com B.V. (organized in the Netherlands)
55.	SMARTS (Asia) Ltd (organized in China)
56.	SMARTS Broker Compliance Pty Ltd (organized in Australia)
57.	SMARTS Group Europe Ltd (organized in U.K.)

58.	SMARTS Group Holdings Pty Ltd (organized in Australia)
59.	SMARTS (Japan) Ltd (organized in Japan)
60.	SMARTS Market Surveillance Pty Ltd (organized in Australia)
61.	Stockholms Fondbörs AB (organized in Sweden)
62.	UAB OMX Nordic Exchange Service Provider (organized in Lithuania)
63.	Verdbrefaskraning Islands hf. (organized in Iceland)
64.	Zoom Vision Mamato AB (organized in Sweden)
65.	Zoom Vision Mamato ApS (organized in Denmark)

*	The list of subsidiaries does not include foreign branches of particular subsidiaries.